UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2009

BIOSTAR PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Maryland	333-147363	20-5101287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 588 Shiji Avenue, Xianyang City, Shaanxi Province, The People’s Republic of China	712046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-029-33686638

Copies to:
Marc J. Ross, Esq.
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

Item 3.02.                      Unregistered Sales of Equity Securities

Securities Purchase Agreement

On November 18, 2009 (the “Closing Date”), Biostar Pharmaceuticals, Inc. (the “Company”) entered into and closed on a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which the Investors purchased 1,000,000 shares of our series B convertible preferred stock (“Series B Preferred Stock”) for an aggregate purchase price of $2,120,000 (the “Purchase Price”).  The Series B Preferred Stock is convertible into 1,000,000 shares of our common stock.   The Series B Preferred Stock does not pay annual dividends and shall not have any voting rights except as required by law.

The Series B Preferred Stock is subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company and the conversion price of the Series B Preferred Stock is subject to customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.  The full ratchet and anti-dilution protection provided for in the Series B Preferred Stock for subsequent lower price issuances shall be null and void and shall have no further force or effect if EITF 07-5, as such may amended, supplemented or modified by any accounting guidance and/or announcement(s) issued by the Financial Accounting Standards Board, the Emerging Issues Task Force or any other regulatory authority, will adversely effect the Company’s financial condition as a result of such provision.

The Investors have contractually agreed to restrict their ability to convert the Series B Preferred Stock and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 9.9% of the Company’s then issued and outstanding shares of common stock.

The Investors have also agreed that they shall convert the Series B Preferred Stock so that at all times after the Closing Date they shall collectively own 9.9% of the Company’s outstanding voting securities, provided, that the Investors will not be required to comply with such provision if, in the aggregate, they collectively hold less that 9.9% of the Company’s outstanding voting securities after conversion of all the Series B Preferred Stock.

The Company will use the net proceeds from the sale of the Series B Preferred Stock, after payment of legal fees and other closing costs, for the purchase of assets through its wholly-owned subsidiary, Shaanxi Biostar Biotech Ltd.

The securities were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder. The Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, a copy of which are attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
3.1
Certificate of Designation for the Series B Convertible Preferred Stock as filed with the Secretary of State of Maryland on November 2, 2009 (filed as Exhibit 3.1 to the Company’s Form 8-K, dated November 2, 2009 and incorporated herein by reference)

99.1	Stock Purchase Agreement, dated November 18, 2009, by and between the Company and the Investors Signatory Thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAR PHARMACEUTICALS, INC.

Dated: November 18, 2009
By: /s/ Ronghua Wang
Name: Ronghua Wang
Title:   Chief Executive Officer